UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 22, 2007 (March 22, 2007)
Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On March 22, 2007, Brown-Forman Corporation (the “Corporation”) issued a press release announcing that its Board of Directors has authorized and declared a cash distribution in partial liquidation of the Corporation of approximately $205,000,000, to be distributed pro rata to each share of Class A and Class B Common Stock (the “Capital Distribution”). The Capital Distribution will be paid on May 10, 2007, to the holders of Class A and Class B Common Stock as of the record date of April 5, 2007 (“Record Date”). The Capital Distribution, currently estimated to be approximately $1.66 per share, will be adjusted for the actual number of shares outstanding as of the Record Date. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          Exhibit 99.1 Press Release, dated March 22, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

March 22, 2007 (Date)	/s/ Nelea A. Absher
Nelea A. Absher
Vice President and Assistant Corporate Secretary

Exhibit Index
99.1 Press Release, dated March 22, 2007, issued by Brown-Forman Corporation.